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                                                                        EX-99.11

                     [MORRISON & FOERSTER LLP LETTERHEAD]


September 3, 1997


Stagecoach Funds, Inc.
111 Center Street
Little Rock, Arkansas  72201

          Re:  Shares of Common Stock of
               Stagecoach Funds, Inc.
               -------------------------


Ladies/Gentlemen:

          We refer to the Registration Statement on Form N-14 (the "Registration Statement") of Stagecoach Funds, Inc. (the "Company") relating to the registration of an indefinite number of shares of common stock, par value $.001 per share (the "Shares"), of certain Funds of the Company (the "Funds").

          We have been requested by the Company to furnish this opinion as
Exhibit 11 to the Registration Statement.

          We have examined documents relating to the organization of the Company and the authorization and issuance of the Shares. We have also made such inquiries of the Company and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

          Based upon and subject to the foregoing, we are of the opinion that:

          The issuance of the Shares by the Company, upon completion of such corporate action as is deemed necessary or appropriate, will be duly and validly authorized by all appropriate corporate action and, assuming delivery in accordance with the description set forth in the Combined Proxy
Statement/Prospectus included in the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.


          We consent to the inclusion of this opinion as an exhibit to the Registration Statement.
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Stagecoach Funds, Inc.
September 3, 1997
Page Two

          In addition, we hereby consent to the use of our name and to the description of advice rendered by our firm under the headings "The Funds and Management" in the Prospectuses and "Management" in the Statements of Additional Information, which are incorporated by reference into this Registration Statement.


                                                  Very truly yours,

                                                  /s/ Morrison & Foerster LLP

                                                  MORRISON & FOERSTER LLP